Exhibit (d)(5)

SUPPLEMENT TO

AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Variable Insurance Trust

650 Newport Center Drive

Newport Beach, California 92660

February 23, 2016

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE:    PIMCO Income Portfolio (the “Portfolio”)

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”) as follows:

1.

This Trust is an open-end investment company organized as a Delaware statutory trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The Portfolio is a separate investment portfolio of the Trust.

2.

The Trust and the Adviser have entered into an Amended and Restated Investment Advisory Contract (“Contract”) dated February 23, 2009 pursuant to which the Trust has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment. As provided in the Contract, the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

3.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Portfolio to Exhibit A and make certain other changes to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

4.

This Supplement and the Contract shall become effective with respect to the Portfolio on February 23, 2016, and shall continue in effect with respect to the Portfolio for a period of more than two years from that date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Portfolio or by the Trust’s Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by a vote of a majority of the Trust’s entire Board of Trustees, on 60 days’ written notice to the Adviser or by the Adviser on 60 days’ written notice to the Trust. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
PIMCO VARIABLE INSURANCE TRUST
By:	/s/ Henrik P. Larsen
Title:	Vice President

ACCEPTED:
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By:	/s/ Peter G. Strelow
Title:	Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio III

By:	/s/ Henrik P. Larsen
Title:	Vice President

Investment Advisory Contract

EXHIBIT A

(as of February 23, 2016)

PIMCO Variable Insurance Trust

Portfolio	Investment Advisory Fee#
PIMCO All Asset Portfolio	0.175%
PIMCO All Asset All Authority Portfolio	0.20%
PIMCO CommodityRealReturn® Strategy Portfolio	0.49%
PIMCO Diversified Income Portfolio	0.45%
PIMCO Emerging Markets Bond Portfolio	0.45%
PIMCO Foreign Bond Portfolio (Unhedged)	0.25%
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged)	0.25%
PIMCO Global Advantage® Strategy Bond Portfolio	0.40%
PIMCO Global Bond Portfolio (Unhedged)	0.25%
PIMCO Global Diversified Allocation Portfolio	0.45%
PIMCO Global Multi-Asset Managed Allocation Portfolio	0.90%
PIMCO Global Multi-Asset Managed Volatility Portfolio	1.00%
PIMCO High Yield Portfolio	0.25%
PIMCO Income Portfolio	0.25%
PIMCO Long-Term U.S. Government Portfolio	0.225%
PIMCO Low Duration Portfolio	0.25%
PIMCO Money Market Portfolio	0.12%
PIMCO Real Return Portfolio	0.25%
PIMCO Short-Term Portfolio	0.25%
PIMCO Total Return Portfolio	0.25%
PIMCO Unconstrained Bond Portfolio	0.60%

#

Each Portfolio may invest in shares of PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III (the “PAPS Short-Term Floating NAV Portfolio III”), a series of PIMCO Funds. The PAPS Short-Term Floating NAV Portfolio III is offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating NAV Portfolio III does not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating NAV Portfolio III, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the PAPS Short-Term Floating NAV Portfolio IIII under its investment advisory contract with PIMCO.